RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [*], 2015 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SM BERGER & COMPANY, THE INFORMATION AGENT, BY EMAIL AT ANDREW@SMBERGER.COM, BY TELEPHONE AT (216) 464-6400 OR BY MAIL AT SM BERGER & COMPANY, 3201 ENTERPRISE PARKWAY, SUITE 460, BEACHWOOD, OH  44122.

Hooper Holmes, Inc.
Incorporated under the laws of the State of New York
NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Hooper Holmes, Inc.
Subscription Price: $0.09 per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., CENTRAL TIME, ON JANUARY 18, 2016, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.569679 shares of Common Stock, with a par value of $0.04 per share, of Hooper Holmes, Inc., a New York corporation, at a subscription price of $0.09 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Subscription Rights Certificate” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Hooper Holmes, Inc. and the signatures of its duly authorized officers.

Dated:

_________________________________	_________________________________
President	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By mail:*	By hand or overnight courier:

Broadridge Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693 (855) 793-5068 (toll free)	Broadridge Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717 (855) 793-5068 (toll free)

*If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I apply for ______________ shares x $0.09 = $_______________
(no. of new shares) (subscription price) (amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:
I apply for ______________ shares x $0.09 = $_______________
(no. of new shares) (subscription price) (amount enclosed)
(c) Total Amount of Payment Enclosed = $__________________
METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “Broadridge Financial Solutions, Inc., as Subscription Agent.”
☐
Wire transfer of immediately available funds directly to the account maintained by Broadridge Financial Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [__________], ABA #[_______], Account # [_______].

FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that

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shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below, I confirm that the Company has the right to void and cancel (and treat as if never exercised) any exercise of Rights, and shares issued pursuant to an exercise of Rights, if any of the agreements, representations or warranties of mine in the subscription documents are false.

Under penalties of perjury, I certify that the information contained herein is true, complete and correct.

Signature(s):
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)
By:
(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
FOR INSTRUCTIONS ON THE USE OF HOOPER HOLMES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT SM BERGER & COMPANY, THE INFORMATION AGENT, AT (216) 464-6400 OR BY E-MAIL AT ANDREW@SMBERGER.COM.

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